Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, E. Thomas Hart, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of QuickLogic Corporation on Form 10-Q for the quarter ended October 3, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ E. Thomas Hart
Date:	November 12, 2010
Name:	E. Thomas Hart
Title:	Chairman of the Board and Chief Executive Officer

I, Ralph S. Marimon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of QuickLogic Corporation on Form 10-Q for the quarter ended October 3, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Ralph S. Marimon
Date:	November 12, 2010
Name:	Ralph S. Marimon
Title:	Vice President, Finance and Chief Financial Officer